Exhibit 23-a

CONSENT OF EXPERT

I consent to the reference to me under the headings “Item 1. Business – Environmental Matters” and “Item 3. Legal Proceedings” in the Annual Report on Form 10-K of Meritor, Inc. (“Meritor”) for the fiscal year ended October 2, 2016, and to the incorporation by reference of such reference into the following Registration Statements of Meritor:

Form	Registration No.	Purpose

S-8	333-192458	Amended and Restated 2010 Long-Term Incentive Plan
S-3	333-200858	Registration of common stock, preferred stock, warrants, debt securities and guarantees
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Savings Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

December 1, 2016		/s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel and Corporate Secretary